As filed with the Securities and Exchange Commission on July 31, 1998 Registration No. 333-

			    Form S-8

		SECURITIES AND EXCHANGE COMMISSION
		     WASHINGTON , D.C. 20549

			APPLE COMPUTER, INC.
     (Exact name of registrant as specified in its charter)

			REGISTRATION STATEMENT
				under
		     THE SECURITIES ACT OF 1933

CALIFORNIA	                         94-2404110
(State of other 			I.R.S. Employer
jurisdiction of 			Identification No.
Incorporation or
Organization


			One Infinite Loop
		    Cupertino, California 95014
(Address, including zip code, of principal executive offices)


                        1997 Director Stock Option Plan
                       1997 Employee Stock Option Plan
                       1998 Executive Officer Stock Plan
                 Stock Option Grants to Edgar S. Woolard, Jr.
                             and Gareth C.C. Chang
                            (Full title of the plan)

                            Michael C. Wyatt, Esq.
                           Associate General Counsel
                             Apple Computer, Inc.
                        One Infinite Loop, M/S 301-4CL
                          Cupertino, California 95014
                                (408) 996-1010
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

Copy to:

                                Tom Klein, Esq.
                      Wilson, Sonsini, Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, CA 94304

                       CALCULATION OF REGISTRATION FEE

                                       Proposed
                                       Maximum       Proposed
                        Amount         Average       Maximum
                        To Be          Offering      Aggregate     Amount of
Title of Securities     Registered     Price Per     Offering      Registration
To Be Registered             (1)       Share (2)     Price (3)     Fee (3)

Common Stock,
no par value

--Newly reserved under    400,000      $33.8125      $13,525,000    $3,990
1997 Director Stock       shares
Option Plan

--Newly reserved under    5,000,000    $33.8125      $69,062,000    $49,873
1997 Employee Stock       shares
Option Plan

--Newly reserved under    9,400,000     $33.8125     $317,838,000   $93,762
1998 Executive Officer    shares
Stock Plan

--Newly reserved for      30,000       $33.8125      $1,014,000     $300
the option grants to      shares
Edgar S. Woolard, Jr.
and Gareth C.C. Chang

(1) Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating to this Registration statement also relates to shares registered under Form S-8 Registration Statements Nos. 2-70449, 2-85095, 33-866, 33-23650, 33-31075, 33-47596,
33-53895,  333-07437 and 333-23725. A total of 7,600,000 shares issuable under the 1998 Executive Officer Stock Plan and its predecessors, the 1990 Stock Option Plan and the 1981 Stock Option Plan, have been previously registered under the Securities Act.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $33.8125 per share, which represents the average of the high and low prices of the Common Stock reported on the NASDAQ National Market for July 28, 1998.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. Amount of the Registration Fee was calculated pursuant to
Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering amount by .000295.

PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3   Incorporation of Documents by Reference.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

  (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 26, 1997;

  (b) The Registrant's quarterly report on Form 10-Q for the quarters ended December 26, 1997 and March 27, 1998;

  (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 26, 1997; and

  (d) The description of the Registrant's common stock and associated common stock purchase rights, contained in the Registrant's Registration Statements on Form 8-A filed with the Commission on October 30, 1981 and May 26, 1989, respectively, registering such shares and associated rights pursuant to
Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

              Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

              Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 317 of the California General Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability if (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders.

         In accordance with Section 317, the Restated Articles of Incorporation, as amended (the "Articles"), of the Company limit the liability of a director to the Company or its shareholders for monetary damages to the fullest extent permissible under California law. The Articles further authorize the Company to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. The Articles and the Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

         Pursuant to the authority provided in the Articles, the Company has entered into indemnification agreements with each of its executive officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

         The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

         The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.


Item 7.  Exemption from Registration Claimed.

              Not Applicable.

Item 8.  Exhibits.

              The following exhibits are filed as part of this Registration
              Statement:

Exhibit No.        Description

  1(1)             Common Shares Rights Agreement dated as of May 15, 1989
                   between the Registrant and the First National Bank of
                   Boston, as Rights Agent.
  4.5              Form of Option Agreement
  5.1              Opinion of counsel as to the legality of the securities
                   being registered hereby
 10.A.49           1997 Employee Stock Option Plan, as amended through
                   November 1997
 10.A.50           1997 Director Stock Option Plan, as amended through
                   November 1997
 10.A.51           1998 Executive Officer Stock Plan
 23.1              Consent of counsel (included in Exhibit 5.1).
 23.2              Consent of Ernst & Young LLP, independent auditors, with
                   respect to the consolidated financial statements of the Registrant.
 23.3              Consent of KPMG Peat Marwick LLP, independent auditors,
                   with respect to the consolidated financial statements of the Registrant.
 24.1              Power of Attorney (included on page 8).

-----------------------------
(1) Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on May 26, 1989.

Item 9.  Undertakings.

  (a)  The Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                   Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, County of Santa Clara, State of California, on the 31day of July, 1998.


                                                 APPLE COMPUTER, INC.



                                                 By: /s/Fred D. Anderson
                                                 Fred D. Anderson
                                                 Executive Vice President and
                                                 Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven P. Jobs, Fred D. Anderson, Nancy R. Heinen and Michael C. Wyatt, and each of them individually and without the others, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                            Date

                               Interim Chief Executive         July  31, 1998
/s/Steven P. Jobs              Officer and Director
Steven P. Jobs                 (Principal  Executive Officer)


                               Executive Vice President        July  31, 1998
/s/Fred D. Anderson                        and Chief Financial Officer
Fred D. Anderson               (Principal Financial Officer)


/s/Gareth C.C. Chang                   Director                July  31, 1998
Gareth C. C Chang


/s/William V. Campbell                 Director                July  31, 1998
William V. Campbell


/s/Lawrence J. Ellison                 Director                July  31, 1998
Lawrence J. Ellison


/s/Jerome B. York                      Director                July  31, 1998
Jerome B. York


/s/Edgar S. Woolard, Jr.               Director                July  31, 1998
Edgar S. Woolard, Jr.

EXHIBIT INDEX

Exhibit                                                                  Page
    No.                                     Description                   No.


1(1)             Common Shares Rights Agreement dated as of May 15, 1989
                   between the Registrant and the First National Bank of
                   Boston, as Rights Agent.
  4.5              Form of Option Agreement                                  10
  5.1              Opinion of counsel as to the legality of the securities   12
                   being registered hereby
 10.A.49           1997 Employee Stock Option Plan, as amended through       14
                   November 1997
 10.A.50           1997 Director Stock Option Plan, as amended through       25
                   November 1997
 10.A.51           1998 Executive Officer Stock Plan                         35
 23.1              Consent of counsel (included in Exhibit 5.1).
 23.2              Consent of Ernst & Young LLP, independent auditors,       51
                   with respect to the consolidated financial statements of
                   the Registrant.
 23.3              Consent of KPMG Peat Marwick LLP, independent auditors,   52
                   with respect to the consolidated financial statements of
                   the Registrant.
 24.1              Power of Attorney                                        8



-----------------------------
(1) Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on May 26, 1989.